UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 22, 2020
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware		1-09447	94-3030279
(State or Other Jurisdiction		(Commission	(I.R.S. Employer
of Incorporation)		File Number)	Identification No.)

27422 Portola Parkway,	Suite 200
Foothill Ranch,	California		92610-2831
(Address of Principal Executive Offices)			(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2020, Kaiser Aluminum Corporation (the “Company”) announced that the Company’s Board of Directors (the “Board”) approved an executive leadership succession plan pursuant to which Jack A. Hockema, Chief Executive Officer and Chairman of the Board, will transition from his position as Chief Executive Officer effective July 31, 2020 (the “Effective Date”). On June 10, 2020, at the Company’s annual meeting of stockholders, Mr. Hockema was re-elected to the Board to serve as a Class II director with a term expiring at the Company’s 2023 annual meeting of stockholders. Mr. Hockema will remain a member of the Company’s Board and as of the Effective Date will serve as the Company’s Executive Chairman of the Board.

In conjunction with the executive leadership succession plan, Keith A. Harvey, who currently serves as President and Chief Operating Officer of the Company, will succeed Mr. Hockema as Chief Executive Officer of the Company and become a member of the Company’s Board as a Class II director with a term expiring at the Company’s 2023 annual meeting of stockholders, each effective on the Effective Date. Mr. Harvey will also be appointed to the Executive Committee of the Board. Prior to Mr. Harvey’s appointment to the Company’s Board, the Board adopted a resolution to increase the size of the Board from 11 to 12 members.  Mr. Harvey, 60, has served as the Company’s President and Chief Operating Office since December 2015. He previously served as Executive Vice President - Fabricated Products from June 2014 to December 2015, Senior Vice President - Sales and Marketing, Aerospace and General Engineering from June 2012 to June 2014, Vice President - Sales and Marketing, Aerospace and General Engineering from 2000 to June 2012 and as the Company’s Vice President - Sales and Marketing of Extruded Products from 1996 to 2000. Mr. Harvey joined the Company in 1981 as an industrial engineer at the Company’s former rolling mill in West Virginia and subsequently held positions of increasing responsibility in engineering and sales at several locations of the Company. Mr. Harvey’s experience with the Company and in the metals industry allows him to provide a strong perspective to the Board regarding the Company’s business, its industry and to provide a strategic direction for the Company.

Pursuant to the terms of the offer letter between the Company and Mr. Harvey (the "Offer Letter"), as President and Chief Executive Officer, Mr. Harvey will receive an annual base salary of $875,000. Mr. Harvey’s annual short-term and long-term incentive targets will also be increased to $875,000 and $1,970,000, respectively, and will be prorated for 2020 based on the number of days Mr. Harvey served as the Company’s President and Chief Executive Officer during the year. In connection with Mr. Harvey’s appointment, the Board also approved restricted stock unit and performance share grants to him effective as of the Effective Date, with a target economic value of $334,583, reflecting a prorated portion of Mr. Harvey’s new long-term incentive (“LTI”) target. Consistent with Mr. Harvey’s outstanding LTI grants, 33% and 67% of the target economic value will be in the form of restricted stock units and performance shares, respectively. The restricted stock units granted will vest on March 5, 2023 or earlier if Mr. Harvey’s employment terminates as a result of death or disability or in the event of a change in control of the Company. The number of performance shares, if any, that are earned will be determined based on the Company performance and will vest on the later to occur of March 5, 2023 and the date on which the Compensation Committee of the Board approves the multipliers for the performance shares based on the Company's achievement of each of the applicable performance objectives.

The Offer Letter also provides that, on the Effective Date, Mr. Harvey and Kaiser Aluminum Investments Company will enter into an amended and restated severance agreement in the form attached to the Offer Letter (the “Severance Agreement”), which will, among other things, (i) eliminate the Company's obligation to make excise tax gross up payments to Mr. Harvey in the event of his termination in connection with a change in control of the Company, (ii) add severance benefits and (iii) increase Mr. Harvey’s termination benefits in connection with a change in control. In lieu of the gross up payment, the Severance Agreement provides that if any payments to Mr. Harvey upon his termination would be subject to a federal excise tax, then such payments would be reduced to the minimum extent necessary so that no portion of such payments, as so reduced, is subject to such tax, except that such a reduction will be made only if and to the extent such reduction would result in an increase in the aggregate payment on an after-tax basis. In the event Mr. Harvey’s employment is terminated without cause or terminated by Mr. Harvey for good reason, Mr. Harvey will be entitled to receive a lump-sum payment of two times the sum of his base salary and short-term incentive target, plus the continuation of benefits for two years. In the event Mr. Harvey’s employment is terminated without cause or terminated by Mr. Harvey for good reason within the period beginning ninety (90) days prior to a change in control and ending on the second anniversary of such change in control, Mr. Harvey will be entitled to receive a lump sum payment of two and half times the sum of his base salary and short-term incentive target, plus the continuation of benefits for three years. The preceding descriptions of the Offer Letter and Severance Agreement are summaries and are qualified in their entirety by the Offer Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

As Executive Chairman, Mr. Hockema will receive compensation in his role as Executive Chairman in an amount equal to the sum of the annual retainers and meeting fees paid by the Company to its directors for service on the Board and the amount of the additional annual retainer paid by the Company to it Lead Independent Director. Mr. Hockema is not entitled to any severance payments in connection with the transition. As previously disclosed, the term of Mr. Hockema’s employment agreement, dated September 17, 2019, will automatically end on the Effective Date pursuant to its terms.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 22, 2020, the Company’s Board approved an amendment to the Company’s bylaws to provide that the Chairman of the Board will not be considered an officer of the Company unless so designated by the Board.

The foregoing description of the amendments to the Company’s bylaws is qualified in its entirety by reference to the full text of the amended and restated bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company making the announcement of the executive leadership succession plan is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated Bylaws (marked to show changes)
10.1	Offer Letter dated June 22, 2020, between the Company and Keith A. Harvey.
99.1	Press release dated June 22, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION
(Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel and Corporate Secretary

Date: June 22, 2020